Exhibit 10.1

SERIES F CUMULATIVE REDEEMABLE
PREFERRED STOCK PURCHASE AGREEMENT

DATED AS OF SEPTEMBER 18, 2003

among

ESSEX PROPERTY TRUST, INC.

and

THE PURCHASER SIGNATORY HERETO

ARTICLE I	SALE OF THE SHARES	1

Section 1.1	Authorization of Issuance and Sale and Delivery of the Shares.	1
Section 1.2	The Closing of the Sale of the Shares.	1

ARTICLE II	THE CLOSING	2

Section 2.1	Deliveries at the Closing.	2
Section 2.2	Restrictive Legend.	2
Section 2.3	Articles Supplementary	3

ARTICLE III	Conditions to the Obligations of THE Purchaser	3

Section 3.1	Representations and Warranties.	3
Section 3.2	Absence of Litigation.	4

ARTICLE IV	Conditions to Obligation of the Company	4

Section 4.1	Representations and Warranties.	4
Section 4.2	Absence of Litigation.	4

ARTICLE V	Representations and Warranties of the Company	4

ARTICLE VI	Representations and Warranties of the Purchaser	8

Section 6.1	Brokers or Finders.	8
Section 6.2	Authorization.	8
Section 6.3	No Consent or Approval Required.	8
Section 6.4	Ownership Limitation	8
Section 6.5	Purchaser's Access to Information	8

ARTICLE VII	TERMINATION	9

Section 7.1	Termination Events.	9
Section 7.2	Effect of Termination.	9

ARTICLE VIII	Indemnification	10

Section 8.1	Indemnification Generally.	10
Section 8.2	Indemnification Procedures For Third Party Claims.	10
Section 8.3	Survival of Representations and Warranties	11

ARTICLE IX	Miscellaneous	11

Annexes and Exhibits

Annex I Certain Definitions	Certain Definitions
Exhibit A	List of Purchasers
Exhibit B	Articles Supplementary

SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 18, 2003, among Essex Property Trust, Inc., a Maryland corporation (the "Company"), and the Person signatory hereto and listed on Exhibit A (the "Purchaser").

RECITALS

WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, 1,000,000 shares (the "Shares") of Series F Cumulative Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Stock");

NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and the Purchaser agree as follows:

All capitalized terms used and not otherwise defined in this Agreement shall have the definitions set forth on Annex I hereto.

ARTICLE I

SALE OF THE SHARES

Section 1.1 Authorization of Issuance and Sale and Delivery of the Shares.

Subject to the terms and conditions hereof, the Purchaser agrees, to purchase at the Closing (as defined below), and the Company agrees to sell and issue to the Purchaser at the Closing, the number of Shares set forth on Exhibit A hereto at a price of $24.664 per Share (the "Purchase Price"). The Shares are being issued and sold pursuant to a registration statement on Form S-3, File No. 333-108336, which registration statement has been declared effective by the Securities and Exchange Commission. The Company is delivering herewith prior to the Closing a prospectus supplement dated September 18, 2003 on Form 424(b)(5), which includes the prospectus dated September 8, 2003 (together, the "Prospectus"), regarding the sale of the Shares. The Company is delivering the Prospectus to the Purchaser and any of its nominee(s) or designee(s) as to which shares are to be registered and delivered at the Closing. The Purchaser on behalf of itself and such nominee(s) and designee(s) acknowledges and accepts the Company's delivery of the Prospectus by executing this Agreement.

Section 1.2 The Closing of the Sale of the Shares.

(1) The closing (the "Closing") shall take place at the offices of Morrison & Foerster LLP located at 755 Page Mill Road, Palo Alto, California, at 10:00 a.m., New York time, on September 23, 2003 (the "Closing Date"), which date shall be three business days following the date hereof, or at such other time and date as may be agreed upon between the Purchaser and the Company. At the Closing, on the terms and subject to the conditions contained herein, the Company shall issue and deliver the number of Shares set forth on Exhibit A hereto against receipt by the Company of the Purchaser's aggregate Purchase Price set forth on Exhibit A by wire transfer of immediately available funds to an account designated by the Company prior to the Closing in writing. The Shares will be registered and delivered to the Purchaser or the Purchaser's nominee(s) or designee(s) identified to the Company prior to Closing through the book entry facilities of The Depository Trust Company ("DTC").

(2) The Company has engaged CS Securities, Inc. as placement agent (the "Placement Agent") in connection with the offer and sale of the Shares. As compensation for the Placement Agent's services, the Company simultaneously with the payment for and delivery of the Shares will pay the Placement Agent a cash fee. In no event shall the Purchaser be liable for the payment of all or any portion of such fee.

ARTICLE II

THE CLOSING

Section 2.1 Deliveries at the Closing.

(1) At the Closing, the Company shall cause the Shares to be registered and delivered to the Purchaser and/or the Purchaser's nominee(s) or designee(s) identified to the Company prior to the Closing through the book entry facilities of the DTC.

(2) At the Closing, the Purchaser shall deliver to the Company the aggregate Purchase Price for the Shares being purchased by the Purchaser pursuant to this Agreement.

Section 2.2 Restrictive Legend.

Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities Laws):

THE SHARES OF SERIES F CUMULATIVE REDEEMABLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR THE PURPOSE OF MAINTENANCE OF THE CORPORATION'S STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). NO PERSON MAY (1) BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN EXCESS OF 6.0% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF DIRECTORS OF THE CORPORATION) OF THE VALUE OF THE OUTSTANDING SHARES OF EQUITY STOCK OF THE CORPORATION UNLESS SUCH PERSON IS A QUALIFIED TRUST (IN WHICH CASE SUCH PERCENTAGE IS 9.9%) OR AN EXISTING HOLDER (IN WHICH CASE THE EXISTING HOLDER LIMIT SHALL BE APPLICABLE), (2) BENEFICIALLY OWN SHARES OF EQUITY STOCK THAT WOULD RESULT IN BENEFICIAL OWNERSHIP OF EQUITY STOCK BY FEWER THAN 100 PERSONS, OR (3) BENEFICIALLY OWN EQUITY STOCK THAT WOULD RESULT IN THE CORPORATION BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE. ANY PERSON WHO ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF EQUITY STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE MEANINGS DEFINED IN THE CORPORATION'S CHARTER, AS THE SAME MAY BE FURTHER AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER, WILL BE SENT WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS. IF THE RESTRICTIONS ON TRANSFER ARE VIOLATED, THE SHARES OF EQUITY STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY EXCHANGED FOR SHARES OF EXCESS STOCK WHICH WILL BE HELD IN TRUST BY THE TRUSTEE OF A TRUST FOR THE EXCLUSIVE BENEFIT OF THE CHARITABLE BENEFICIARY DESIGNATED BY THE BOARD OF DIRECTORS. THE FOREGOING SUMMARY OF THE RESTRICTIONS ON TRANSFER OF SHARES OF PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CORPORATION'S CHARTER.

Section 2.3 Articles Supplementary.

The Company shall file the Articles Supplementary, attached as Exhibit B hereto, with the State Department of Assessment and Taxation of Maryland (the "SDAT") on or prior to the Closing Date and shall deliver to the Purchaser a copy thereof certified as filed by the SDAT.

ARTICLE III

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is, subject to the satisfaction of each of the following conditions as of the Closing Date, unless otherwise waived in writing by the Purchaser:

Section 3.1 Representations and Warranties.

The representations and warranties of the Company set forth in Article V hereof shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true, correct and complete in all respects).

Section 3.2 Absence of Litigation.

There shall not be (a) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (b) any Proceeding pending wherein an Order would prevent the performance of this Agreement or the consummation of any material aspect of the transactions or events contemplated by this Agreement, declare unlawful any aspect of the transactions or events contemplated hereby, cause any material aspect of the transactions contemplated by this Agreement to be rescinded or be reasonably likely to have a Material Adverse Effect on the Company.

ARTICLE IV

CONDITIONS TO OBLIGATION OF THE COMPANY

The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of each of the following conditions as of the Closing Date, unless otherwise waived in writing by the Company:

Section 4.1 Representations and Warranties.

The representations and warranties of the Purchaser set forth in Article VI hereof shall be true, correct and complete in all material respects on and as of the Closing Date (other than those that are qualified by a reference to materiality, which representations and warranties as so qualified shall be true, correct and complete in all respects).

Section 4.2 Absence of Litigation.

As of the Closing Date, there shall not be (a) any Order of any nature issued by a Governmental Entity with competent jurisdiction directing that the transactions provided for herein or any material aspect of them not be consummated as herein provided or (b) any Proceeding pending wherein an Order would prevent the performance of this Agreement or the consummation of any material aspect of the transactions contemplated hereby, declare unlawful any material aspect of the transactions or events contemplated by this Agreement, or cause any material aspect of any transaction contemplated by this Agreement to be rescinded or have a Material Adverse Effect on the Purchaser's ability to consummate the transactions hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

Section 5.1 Organization; Good Standing; Qualification and Power.

The Company is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all requisite power (corporate or otherwise) to carry on its business as presently being conducted and is qualified to do business and in good standing in every jurisdiction in which the failure so to qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Company.

Section 5.2 Brokers or Finders.

Except for CS Securities, Inc., the Company has not retained any investment banker, broker or finder in connection with the sale of the Shares. The Company shall be solely liable for the payment of the fees of CS Securities, Inc. in connection with the sale of the Shares pursuant to this Agreement.

Section 5.3 Authorization; Enforceability; Corporate and Other Proceedings.

(1) The Company has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement to which it is a party and to perform its obligations under this Agreement. This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions.

(2) The authorization, issuance, sale and delivery of the Shares have been duly authorized by all requisite action of the Company's board of directors and, if required by applicable law or the rules of the New York Stock Exchange, the Company's stockholders. The Shares being issued as of the Closing Date, if and when issued, will be validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof, and free and clear of any Liens whatsoever and with no restrictions on the voting rights thereof, if any.

(3) All corporate and other proceedings required to be taken by the Company and their respective stockholders in connection with the transactions contemplated hereby to be consummated at or prior to the Closing have been taken.

Section 5.4 Non Contravention.

The execution, delivery and performance by the Company of the Agreement , the consummation of the transactions contemplated thereby and compliance with the provisions thereof, including the issuance, sale and delivery of the Shares have not, do not and shall not, (a) violate any Law to which the Company is subject, (b) violate any provision of the Fundamental Documents of the Company, (c) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material contract to which the Company is a party or (d) result in the imposition of any Lien upon any of the Assets of the Company.

Section 5.5 Capitalization of the Company.

(1) Immediately after the consummation of the Closing, the authorized capital stock of the Company shall consist of: Six Hundred Fifty Five Million Six Hundred Eighty Two Thousand One Hundred Seventy-Eight (655,682,178) shares of common stock, $0.0001 par value per share, of which, as of September 11, 2003, Twenty-One Million Nine Hundred Forty-Seven Thousand Forty-Two (21,947,042) shares were issued and outstanding; Two Million (2,000,000) shares of 7.875% Series B preferred stock, $0.0001 par value per share, of which no shares will be issued and outstanding; Five Hundred Thousand (500,000) shares of 9.125% Series C preferred stock, $0.0001 par value per share, of which no shares will be issued and outstanding; Two Million (2,000,000) shares of 9.30% Series D preferred stock, $0.0001 par value per share, of which no shares will be issued and outstanding; Two Million Two Hundred Thousand (2,200,000) shares of 9.25% Series E preferred stock, $0.0001 par value per share, of which no shares will be issued and outstanding; Three Hundred Thirty Million (330,000,000) shares of Excess Stock, $0.0001 par value per share, of which no shares will be issued and outstanding; Six Million Six Hundred Seventeen Thousand Eight Hundred Twenty- Two (6,617,822) shares of Series A Junior Participating Preferred Stock, of which no shares are issued and outstanding; and One Million (1,000,000) shares of 7.8125% of Series F preferred stock, $0.0001 par value of per share, of which One Million (1,000,000) shares will be issued and outstanding.

(2) Except as set forth in the Company's SEC Reports; (i) and except for up to 1,000,000 options to purchase Company capital stock granted to employees and directors of the Company pursuant to existing stock option plans and for the rights created pursuant to this Agreement, there are no outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of its capital stock or other securities and (ii) there are no preemptive or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Company pursuant to any provision of Law, or any contract, or similar plan, arrangement or scheme to which the Company is a party.

(3) All shares of the capital stock and other securities issued by the Company have been issued in transactions in accordance with applicable foreign, state and federal Laws and regulations governing the sale and purchase of securities.

Section 5.6 SEC Reports.

The Company has since December 31, 2002 filed all required forms, reports and documents required to be filed by it with the Commission when due in accordance with the Securities Act and Exchange Act. Such forms, reports and documents filed by the Company with the Commission since December 31, 2002 are collectively referred to as the "SEC Reports". As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Exchange Act or the Securities Act, as the case may be. As of their respective dates, none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.7 Financial Statements.

The consolidated financial statements of the Company contained in the SEC Reports (the "Financial Statements") complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

Section 5.8 No Consent or Approval Required.

No material consent, approval or authorization of, or declaration to or filing with, any Person is required by the Company for the valid authorization, execution and delivery by the Company of the Agreement or for its consummation of the transactions contemplated thereby or for the valid authorization, issuance and delivery of the Shares, other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

Section 5.9 Registration and Listing.

The Shares have been registered with the Commission pursuant to a registration statement that is currently in effect and will be in effect on the date of the Closing. By or before the Closing, the Shares will be either (i) approved for listing on either the New York Stock Exchange or the Pacific Exchange, subject to notice of issuance, and it will be the Company's election as to which of these exchanges the Shares are listed, or (ii) approved for listing on another national securities exchange, subject to notice of issuance, which exchange is reasonably acceptable to the Company and the Purchaser. By or before the Closing the Shares will be eligible for deposit at, and/or to be delivered and distributed through, the book entry facilities of the DTC. The Company agrees that it shall not take any unreasonable action that would preclude the Shares from being available to be displayed on FT Interactive Data (an operating division of Financial Times Limited) or another pricing service reasonably satisfactory to the Purchaser.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Purchaser, hereby represents and warrants to the Company as follows:

Section 6.1 Brokers or Finders.

The Purchaser has not retained any investment banker, broker or finder in connection with the purchase of the Shares.

Section 6.2 Authorization.

The Purchaser has all requisite power and authority to execute and deliver this Agreement and any and all instruments necessary or appropriate in order to effectuate fully the terms and conditions of this Agreement and all related transactions and to perform its obligations under this Agreement. This Agreement has been duly authorized by all necessary action on the part of the Purchaser, and has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions.

Section 6.3 No Consent or Approval Required.

No consent, approval or authorization of, or declaration to or filing with, any Person shall be required by the Purchaser for the valid authorization, execution and delivery by the Purchaser of the Agreement or for its consummation of the transactions contemplated thereby other than those consents, approvals, authorizations, declarations or filings which have been obtained or made, as the case may be.

Section 6.4 Ownership Limitation.

The Purchaser will not, immediately following the Closing, beneficially own or constructively own shares of the outstanding equity stock of the Company in excess of the Ownership Limit (as defined in the Company's Fundamental Documents).

Section 6.5 Purchaser's Access to Information.

There has been made available to the Purchaser and its respective advisors the opportunity to ask questions of, and receive answers from, the Company concerning the Shares and the Purchaser's investment therein, and to obtain the SEC Reports and any additional information, to the extent that any of them possess such information, or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information given to the Purchaser, or to otherwise make an informed decision regarding the purchase of the Shares from the Company, and that the Purchaser has had an opportunity to consult with counsel and other advisers about the merits and risks of its purchase of the Shares from the Company, and that all pertinent material documents, records and books, on request, have been made available to the Purchaser and its advisors. The Purchaser's prior knowledge and experience in financial and business matters enables it to make an informed decision with respect to a purchase of the Shares from the Company. The Purchaser has relied upon its own tax, legal and financial advisors with regard to all matters relating to its purchase of the Shares and not on any advice, recommendation, act or failure to act of the Company or any of their respective affiliates. In connection with the purchase of the Shares, the Purchaser has independently determined an acceptable price for the Shares, and the Purchase Price is based upon such independent determination.

ARTICLE VII

TERMINATION

Section 7.1 Termination Events.

This Agreement may, by notice given prior to or at the Closing, be terminated:

(1) by either the Company or the Purchaser if a material breach or default of any provision of this Agreement has been committed by the other party which would make the conditions to this Agreement incapable of being satisfied; provided that neither party may terminate this Agreement if the breaching or defaulting party has not had an adequate opportunity to cure such breach or default; or

(2) by mutual consent of the Company and the Purchaser.

Section 7.2 Effect of Termination.

Each party's right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 8.1 and 8.2 and Article IX will survive; provided, however, that if this Agreement is terminated by a party because of the breach or default of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indemnification Generally.

The Company on the one hand, and the Purchaser on the other hand (each an "Indemnifying Party"), shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, attorneys' fees and expenses) or deficiencies resulting from any breach of a representation, warranty or covenant by the Indemnifying Party and all claims, charges, actions or proceedings incident to or arising out of the foregoing. Except with respect to third party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within thirty (30) days of receipt of a notice of claim under this Section 8.1. Notwithstanding anything else to the contrary in this Article 8, in no event shall an employee benefit plan within the meaning of the Section 3(3) of the Employee Retirement Income Security Act of 1974 or their agents be deemed to be an indemnifying party, and such parties shall have no indemnification obligations hereunder.

Section 8.2 Indemnification Procedures For Third Party Claims.

If a claim by a third party is made against a Person entitled to indemnification under this Section (an "Indemnified Party") and such Indemnified Party intends to seek indemnity with respect thereto from any Indemnifying Party, such Indemnified Party shall give notice in writing as promptly as reasonably practicable to each such Indemnifying Party of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have otherwise than on account of this Article VIII so long as such failure shall not have materially prejudiced the position of the Indemnifying Party. Upon such notification, the Indemnifying Party shall assume the defense of such action brought by a third party, and after such assumption the Indemnified Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below. In any such action, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party shall have failed to promptly assume and thereafter vigorously conduct such defense, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (iii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them. No Indemnifying Party, in the defense of a third party claim shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim. The Indemnified Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed by such Indemnified Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified Party from and against any loss, damage or liability by reason of such settlement or judgment.

Section 8.3 Survival of Representations and Warranties.

The representations and warranties of the Company and of each Purchaser contained in this Agreement shall survive until the twelve (12) month anniversary of the Closing.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Expenses and Taxes.

(1) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the Company shall pay the legal and due diligence fees and expenses of the Purchaser incurred prior to and through the Closing, which fees and expenses relate to this Agreement and/or the transactions contemplated hereby. The Purchaser shall notify the Company when such fees and expenses in the aggregate exceed $20,000. The Company shall not be liable for the payment of any fees or expenses of the Purchaser that are incurred after the Closing.

(2) All transfer, stamp (including documentary stamp Taxes, if any) and other similar Taxes with respect to the purchase and sale of the Shares shall be borne and paid by the Company.

Section 9.2 Further Assurances.

The Purchaser and the Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchaser or the Company to carry out the provisions and purposes of this Agreement. The Company hereby agrees to complete and submit an application to the National Association of Insurance Commissioners for rating of the Preferred Stock within a reasonable period of time after the date hereof, but in no event later than March 31, 2004.

Section 9.3 Public Announcement.

The Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required based upon opinion of counsel by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system. The Company may disclose this transaction in the reports that it files with the Commission pursuant to the Exchange Act. The Company shall not, unless required by Law, disclose the identity of any of the Purchaser's client(s), nominee(s) or designee(s) to whom Shares will be issued to a third party without the consent of the Purchaser.

Section 9.4 No Third Party Beneficiaries.

Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

Section 9.5 Entire Agreement.

This Agreement constitutes the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among such parties, written or oral, that may have related in any way to the subject matter of this Agreement.

Section 9.6 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 9.7 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 9.8 Notices.

All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied, sent by internationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, CA 94303
Facsimile No.: (650) 849-1636
Telephone No.: (650) 858-0139
Attention: Michael J. Schall, Senior Executive Vice President and Chief Financial Officer

Essex Property Trust, Inc.
925 East Meadow Drive
Palo Alto, CA 94303
Facsimile No.: (650) 849-1659
Telephone No.: (650) 858-1372
Attention: Jordan E. Ritter, Esq., Senior Vice President and General Counsel

with a copy to:

Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94504
Facsimile No.: (650) 494-0792
Telephone No.: (650) 813-5600
Attention: Stephen Schrader, Esq.

If to the Purchaser, to:

Lend Lease Rosen Real Estate Securities, LLC
1995 University Avenue
Suite 550
Berkeley, CA 94704
Facsimile No.: (510) 849-8369
Telephone No.: (510) 849-8360
Attention: Contract Compliance Officer

with a copy to:

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
Facsimile No.: (617) 523-1231
Telephone No.: (617) 570-1559
Attention: Elizabeth Shea Fries, P.C.

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by internationally-recognized overnight courier, on the third Business Day following dispatch and (iv) in the case of mailing, on the seventh Business Day following such mailing.

Section 9.9 Governing Law.

This agreement shall be governed by and construed in accordance with the internal laws of the state of California, without regard to the principles of conflicts of laws thereof.

Section 9.10 Amendments and Waivers.

No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.11 Incorporation of Schedules and Exhibits.

The schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

Section 9.12 Construction.

Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The use in this Agreement of the term "including" means "including, without limitation." The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 9.13 Interpretation.

Unless otherwise indicated, references to "$" are references to the U.S. dollar. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. As used in this Agreement (including all schedules, exhibits and amendments hereto), the masculine, feminine and neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires. References to Articles Sections refer to articles and sections of this Agreement. Similarly, references to schedules and exhibits refer to schedules and exhibits, respectively, attached to this Agreement. Unless the content requires otherwise, words such as "hereby," "herein," "hereinafter," "hereof," "hereto," "hereunder" and words of like import refer to this Agreement. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.14 Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.15 Waiver of Jury Trial.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

ESSEX PROPERTY TRUST, INC.

By: /s/ Michael J. Schall
Name: Michael J. Schall
Title: Senior Executive Vice President and Chief Financial Officer

LEND LEASE ROSEN REAL ESTATE SECURITIES, LLC

By: /s/ Michael A. Torres
Name: Michael A. Torres
Title: Chief Executive Officer

Annex 1

CERTAIN DEFINITIONS

"Assets" means, with respect to any Person, all of the assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by such Person.

"Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in New York, New York.

"Commission" means the Securities and Exchange Commission.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Fundamental Documents" means, with respect to a corporation, the charter and bylaws (each as amended) or, with respect to any other Person, the documents by which such Person (other than an individual) establishes its legal existence or which govern its internal affairs.

"GAAP" means, at any time, generally accepted accounting principles in the jurisdiction in which the Person to which such principles are applied is organized at such time.

"Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, federal, state or local.

"Law" means any constitution, law, statute, treaty, rule, directive, requirement or regulation or Order, domestic or foreign, of any Governmental Entity.

"Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

"Lien" means any security interest, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sale, trust receipt or other title retention agreement (including any lease in the nature thereof), charge, encumbrance, easement, reservation, restriction, cloud, right of first refusal or first offer, option, equity or adverse claim or other similar arrangement or interest in real or personal property.

"Material Adverse Effect" means, with respect to any Person, a material adverse effect (i) on the business, operations, Assets, condition (financial or otherwise), operating results, or prospects of such Person and its Subsidiaries, if any, taken as a whole or (ii) on such Person's ability to consummate the transactions contemplated by this Agreement.

"Order" means any order, writ, judgment, injunction, decree, determination or award issued by a Governmental Entity.

"Person" means any individual, corporation, partnership, limited liability company, trust, estate, or unincorporated organization, or other entity or Governmental Entity or other juridical entity.

"Proceeding" means any action, suit, investigation or proceeding by any Governmental Entity.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Subsidiary" means any entity in which the Company owns directly or indirectly, more than 50% of the voting capital stock or equity interest.

"Tax" or "Taxes" as used in this Agreement, means, with respect to any Person, (a) all taxes, customs duties and other Taxes, fees, assessments or charges of any kind whatsoever including without limitation all income, gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits Taxes, alternative or add-on minimum Taxes, together with all interest and penalties, additions to Tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any Liability for the payment of any amount of the type described in clause (a) above as a result of being a "transferee" (within the meaning of Section 6901 of the Internal Revenue Code of 1986, as amended, or any other applicable Law) of another entity or a member of an affiliated or combined group, and (c) any liability under any tax sharing or other contractual arrangement.

Exhibit A

LIST OF PURCHASERS
PURCHASER	No. of Shares	Purchase Price	Aggregate Purchase Price
Lend Lease Rosen Real Estate Securities, LLC, as agent on behalf of its clients	1,000,000	$24.664	$24,664,000